CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 3, 1999 included in Allied Waste Industries, Inc.'s Form 10-K for the year ended December 31, 1998.









Phoenix, Arizona,
   June 25, 1999.